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Exhibit 99.1

IAC/INTERACTIVECORP AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed consolidated financial statements give effect to the sale of IAC interests in VUE in accordance with Article 11 of the Securities and Exchange Commission's Regulation S-X.

        On June 7, 2005, IAC sold its 5.44% common interest and its preferred interests in Vivendi Universal Entertainment LLLP ("VUE") to NBC Universal for total consideration of approximately $3.4 billion. The consideration consists of 56.6 million IAC common and Class B common shares, which had a market value of $1.4 billion, cash of $1.865 billion and $100 million of television advertising time that will be provided by NBC Universal.

        For the purpose of these unaudited pro forma condensed consolidated financial statements, the VUE transaction is assumed to have occurred as of January 1, 2004 with respect to the unaudited pro forma condensed consolidated statements of operations and as of March 31, 2005 with respect to the unaudited pro forma condensed consolidated balance sheet.

        The unaudited pro forma condensed consolidated balance sheet as of March 31, 2005 has been derived from the unaudited historical consolidated balance sheet of IAC as of March 31, 2005. The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2005 has been derived from the unaudited historical consolidated statement of operations of IAC for the three months ended March 31, 2005. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004 has been derived from the audited historical consolidated statement of operations of IAC for the year ended December 31, 2004.

        The pro forma presentation of the sale of IAC's interests in VUE has been based upon preliminary estimates. The finalization of these estimates could cause material differences from the information presented.

IAC/INTERACTIVECORP AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	IAC Condensed March 31, 2005	VUE Pro Forma Adjustments	Notes	Pro Forma Condensed March 31, 2005
	(In thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,951,465	$1,865,000	(1)	$3,816,465
Marketable securities	2,169,064	—		2,169,064
Other current assets	1,954,042	33,000	(1)	1,987,042

Total current assets	6,074,571	1,898,000		7,972,571
Property, plant and equipment, net	507,162	—		507,162
Goodwill	11,267,079	—		11,267,079
Intangible assets, net	2,301,846	—		2,301,846
Long-term investments and other non-current assets	1,646,184	(1,318,184)	(1)	328,000
Preferred interest exchangeable for common stock	1,428,530	(1,428,530)	(1)	—

TOTAL ASSETS	$23,225,372	$(848,714)		$22,376,658

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term obligations and short-term borrowings	$723,651	$—		$723,651
Other current liabilities	2,905,815	213,014	(1)	4,148,563
		1,029,734	(2)

Total current liabilities	3,629,466	1,242,748		4,872,214
Long-term obligations, net of current maturities	785,522	—		785,522
Other long-term liabilities	152,488	—		152,488
Deferred income taxes	2,551,620	(1,029,734)	(2)	1,521,886
Common stock exchangeable for preferred interest	1,428,530	(1,428,530)	(3)	—
Minority interest	84,486	—		84,486
SHAREHOLDERS' EQUITY
Preferred stock	131	—		131
Common stock $.01 par value	6,999	—		6,999
Class B convertible common stock $.01 par value	646	—		646
Additional paid-in capital	14,131,903	1,428,530	(3)	15,560,433
Retained earnings	2,497,709	333,175	(1)	2,830,884
Accumulated other comprehensive income	40,034	—		40,034
Treasury stock	(2,079,164)	(1,394,903)	(1)	(3,474,067)
Note receivable from key executive for common stock issuance	(4,998)	—		(4,998)

Total shareholders' equity	14,593,260	366,802		14,960,062

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$23,225,372	$(848,714)		$22,376,658

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

IAC/INTERACTIVECORP AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	IAC Condensed Three Months Ended March 31, 2005	VUE Pro Forma Adjustments	Notes	Pro Forma Condensed Three Months Ended March 31, 2005
	(In thousands, except per share amounts)
Service revenue	$1,020,395	$—		$1,020,395
Product sales	626,702	—		626,702

Net revenue	1,647,097	—		1,647,097
Cost of sales-service revenue	366,526	—		366,526
Cost of sales-product sales	382,828	—		382,828

Gross profit	897,743	—		897,743
Selling and marketing expense	339,284	—		339,284
General and administrative expense	216,066	—		216,066
Other operating expense	27,542	—		27,542
Amortization of cable distribution fees	16,726	—		16,726
Amortization of non-cash distribution and marketing expense	432	—		432
Amortization of non-cash compensation expense	50,529	—		50,529
Amortization of intangibles	74,376	—		74,376
Depreciation expense	45,150	—		45,150

Operating income	127,638	—		127,638
Other income (expense):
Interest income	54,013	(26,743)	(4)	27,270
Interest expense	(21,663)	—		(21,663)
Equity in the loss of unconsolidated affiliates and other	(16,246)	21,166	(4)	4,920

Total other income (expense), net	16,104	(5,577)		10,527

Earnings from continuing operations before income taxes and minority interest	143,742	(5,577)		138,165
Income tax expense	(73,967)	2,175	(5)	(71,792)
Minority interest in income of consolidated subsidiaries	(351)	—		(351)

Earnings from continuing operations	$69,424	$(3,402)		$66,022

Earnings per share: (6)
Basic earnings per share from continuing operations	$0.09			$0.10
Diluted earnings per share from continuing operations	$0.09			$0.09

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

IAC/INTERACTIVECORP AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	IAC Condensed Year Ended December 31, 2004	VUE Pro Forma Adjustments	Notes	Pro Forma Condensed Year Ended December 31, 2004
	(In thousands, except per share amounts)
Service revenue	$3,595,898	$—		$3,595,898
Product sales	2,469,151	—		2,469,151

Net revenue	6,065,049	—		6,065,049
Cost of sales-service revenue	1,331,173	—		1,331,173
Cost of sales-product sales	1,487,618	—		1,487,618

Gross profit	3,246,258	—		3,246,258
Selling and marketing expense	1,194,797	—		1,194,797
General and administrative expense	721,561	—		721,561
Other operating expense	89,953	—		89,953
Amortization of cable distribution fees	69,232	—		69,232
Amortization of non-cash distribution and marketing expense	18,030	—		18,030
Amortization of non-cash compensation expense	241,726	—		241,726
Amortization of intangibles	347,457	—		347,457
Depreciation expense	177,688	—		177,688
Goodwill impairment	184,780	—		184,780

Operating income	201,034	—		201,034
Other income (expense):
Interest income	191,116	(104,703)	(4)	86,413
Interest expense	(81,745)	—		(81,745)
Equity in the income of unconsolidated affiliates and other	41,470	(16,188)	(4)	25,282

Total other income (expense), net	150,841	(120,891)		29,950

Earnings from continuing operations before income taxes and minority interest	351,875	(120,891)		230,984
Income tax expense	(173,350)	47,148	(5)	(126,202)
Minority interest in income of consolidated subsidiaries	(2,859)	—		(2,859)

Earnings from continuing operations	$175,666	$(73,743)		$101,923

Earnings per share: (7)
Basic earnings per share from continuing operations	$0.23			$0.14
Diluted earnings per share from continuing operations	$0.22			$0.13

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share amounts)

(1)
To reflect the sale of IAC's common and preferred interests in VUE for $3.4 billion in aggregate consideration consisting of $1.865 billion in cash, 56.6 million IAC shares formerly held by NBC Universal and $100 million of television advertising time that NBC Universal will provide through its media outlets over a three-year period. Based upon the closing price of IAC common stock on June 7, 2005 of $24.64, the 56.6 million IAC shares have a market value of $1.4 billion.

Proceeds received:
Cash	$1,865,000
Value of 56.6 million IAC shares	1,394,903
Television advertising time	100,000

Total proceeds received	3,359,903

Historical value of VUE interests:
Common interest	760,606
Preferred A interest	624,578
Preferred B interest	1,428,530

Total historical value of VUE interests	2,813,714

Estimated gain before income taxes	546,189
Income tax provision at 39.0%	213,014

Estimated after-tax gain	$333,175

  The estimated after-tax gain of $333.2 million has not been reflected as a pro forma adjustment in the statement of operations because it is non-recurring.

(2)
To reflect the reclassification of deferred income taxes related to IAC's interests in VUE to current income taxes payable.

(3)
To reflect the reclassification of the mezzanine equity related to the 56.6 million IAC shares formerly held by NBC Universal to additional paid-in capital.

(4)
To reflect the reversal of the interest income related to the VUE Preferred A and B interests and the equity income in 2004 and equity loss in 2005 recorded on the VUE common interest.

(5)
To reflect the income tax effect of Note (4) above at an effective rate of 39.0%.

(6)
Pro forma earnings per share for the sale of IAC's interests in VUE are computed as follows for the three months ended March 31, 2005:

	IAC Condensed	Pro Forma for VUE Sale
Numerator:
Earnings from continuing operations	$69,424	$66,022
Preferred stock dividends	(3,263)	(3,263)

Net earnings from continuing operations available to common shareholders	$66,161	$62,759

Denominator:
Basic shares outstanding-weighted average shares (a)	698,502	641,891
Other dilutive securities including stock options, warrants and restricted stock and share units	36,846	36,846

Diluted shares outstanding-weighted average shares	735,348	678,737

Earnings per share:
Basic earnings per share from continuing operations	$0.09	$0.10
Diluted earnings per share from continuing operations	$0.09	$0.09

  (a)
  The change in basic shares outstanding is due to the return to IAC of the 56,611 IAC shares formerly held by NBC Universal.

(7)
Pro forma earnings per share for the sale of IAC's interests in VUE are computed as follows for the year ended December 31, 2004:

	IAC Condensed	Pro Forma for VUE Sale
Numerator:
Earnings from continuing operations	$175,666	$101,923
Preferred stock dividends	(13,053)	(13,053)

Net earnings from continuing operations available to common shareholders	$162,613	$88,870

Denominator:
Basic shares outstanding-weighted average shares (a)	695,979	639,368
Other dilutive securities including stock options, warrants and restricted stock and share units	46,444	46,444

Diluted shares outstanding-weighted average shares	742,423	685,812

Earnings per share:
Basic earnings per share from continuing operations	$0.23	$0.14
Diluted earnings per share from continuing operations	$0.22	$0.13

  (a)
  The change in basic shares outstanding is due to the return to IAC of the 56,611 IAC shares formerly held by NBC Universal.

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  Exhibit 99.1
IAC/INTERACTIVECORP AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
IAC/INTERACTIVECORP AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
IAC/INTERACTIVECORP AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
IAC/INTERACTIVECORP AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
IAC/INTERACTIVECORP AND SUBSIDIARIES NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (In thousands, except per share amounts)